2. SHAREHOLDER VOTES. During the period ended December 31, 2011, the following actions were taken by the shareholders of certain of the
Portfolios:

     A special meeting of shareholders of each of The Institutional International Equity Portfolio, The Real Estate Securities Portfolio and The Commodity Returns Strategy Portfolio was held on September 23, 2011. At the September 23, 2011 meeting, shareholders of The Institutional International Equity Portfolio approved a new portfolio management agreement between the Trust and Lazard Asset Management, LLC ("Lazard"). Additionally, shareholders of The Real Estate Securities Portfolio and The Commodity Returns Strategy Portfolio approved new portfolio management agreements between the Trust and SSgA Funds Management, Inc. ("SSgA FM"). The results of the September 23, 2011 meeting are presented below:

     Approval of Lazard Asset Management, LLC as a Specialist Manager for The Institutional International Equity Portfolio and related contract;

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                                                                         % of
                    Record                        % of                   Votes
                    Date           Shares         Total     For          in
Portfolio           Shares         Voted          Shares    Proposal     Favor
--------------------------------------------------------------------------------
The Institutional
International
Equity Portfolio    171,009,814    124,292,953    72.68%    124,292,953  72.68%
--------------------------------------------------------------------------------

	Approval of SSgA Funds Management, Inc. as a Specialist Manager for The Real Estate Securities Portfolio and related contract;

--------------------------------------------------------------------------------
                                                                        % of
                    Record                                              Votes
                    Date        Shares      % of Total                  in
Portfolio           Shares      Voted       Shares       For Proposal   Favor
--------------------------------------------------------------------------------
The Real Estate
Securities
Portfolio           8,520,309   7,835,465   91.96%       6,223,144      73.04%
--------------------------------------------------------------------------------

     Approval of SSgA Funds Management, Inc. as a Specialist Manager for The Commodity Returns Strategy Portfolio and related contract;

--------------------------------------------------------------------------------
                                                                        % of
                    Record                                              Votes
                    Date        Shares       % of Total                 in
Portfolio           Shares      Voted        Shares       For Proposal  Favor
--------------------------------------------------------------------------------

The Commodity
Returns Strategy
Portfolio           41,239,045  36,893,275   89.46%       32,469,317    78.73%
--------------------------------------------------------------------------------